                                                                    EXHIBIT 21.1


                                  SUBSIDIARIES*


                                                        OWNERSHIP        JURISDICTION
NAME OF SUBSIDIARY                                      PERCENTAGE      WHERE ORGANIZED
------------------------------------------------------  ----------    -------------------
Teltran International, Inc............................     100%            Delaware
ChannelNet, Ltd.......................................     100%      England & Wales (U.K.)
OmniCom of New York, Inc..............................     100%            New York
Internet Protocols Ltd................................     100%      England & Wales (U.K.)
Teltran Web Factory Ltd...............................     100%      England & Wales (U.K.)
Recordstogo.com.......................................      49%            Delaware
Teltran U.K. Limited                                       100%       England & Wales(U.K.)
CHATOVER.COM, INC.                                         100%      New York


* Includes only subsidiaries engaged in operations.